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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): October 27, 2004


                           --------------------------


                            ARROW INTERNATIONAL, INC.
                            -------------------------
             (Exact Name of Registrant as Specified in its Charter)




       Pennsylvania                  0-20212                   23-1969991
-----------------------------      ------------              --------------
(State or Other Jurisdiction       (Commission              (I.R.S. Employer
     of Incorporation)             File Number)            Identification No.)



  2400 Bernville Road, Reading, Pennsylvania                       19605
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   (Address of Principal Executive Offices)                     (Zip Code)




Registrant's Telephone Number, Including Area Code: (610) 378-0131
                                                    --------------

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                            ARROW INTERNATIONAL, INC.

Item 1.01.  Entry into a Material Definitive Agreement.

On October 27, 2004, the Board of Directors of Arrow International, Inc. (the "Company") approved a voluntary early retirement program for all of the Company's salaried exempt and non-exempt employees in its three locations in the Reading, PA area who are or become age 57 or above and have at least five years of service with the Company as of January 31, 2005. The program provides that each such eligible employee who elects to retire from the Company on or between November 10, 2004 and January 31, 2005 will (1) receive payments equal to two weeks pay for each year of his or her service and a lump sum payment of $20,000,
(2) be eligible for benefits under the Company's retirement plan as if such employee had retired at age 65, and (3) have their stock options issued under the Company's stock incentive plans, which are unvested as of the effective date of his or her retirement, accelerated so as to vest and become fully exercisable as of such date. A certified copy of the Board of Directors' resolutions authorizing this program and setting forth its terms and conditions has been filed as Exhibit 10.35 to this report and is incorporated herein by reference.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 27, 2004, the Company's Board of Directors announced the retirement of the Company's President and Chief Operating Officer, Philip B. Fleck, effective as of December 31, 2004, and other changes in the composition of some of its executive officers. A copy of the Company's press release dated November 1, 2004 announcing these changes is attached to this report as Exhibit 99.1 and is incorporated herein by reference.


Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2004, the Company's Board of Directors approved amendments to the Company's By-laws, which became effective immediately. These amendments effect changes to the following provisions of the By-laws:

These amendments to the By-laws effectuate certain provisions of Pennsylvania Act 34 of 2001, also known as the "GAA Amendments Act of 2001", which amended the Pennsylvania Business Corporation Law (Title 15). Many of the amendments are in the nature of modernization and clarification provisions, recognizing the prevalence of electronic means of communication and record keeping. Therefore,
Section 3.8 of the By-laws was amended to permit the execution or authentication of a proxy, either in writing or via electronic means. Action by the Board of Directors and its Committees by means of unanimous consent may now also be accomplished through electronic

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means. Participation in Board meetings by electronic means, in addition to telephone conferences, is also permitted, and corporate records may be kept by means of electronic media, rather than merely in written form. In addition to the modernization and clarification provisions, Sections 10.4 and 10.5 of the By-laws, concerning indemnification of directors, officers and employees, were amended as permitted by Pennsylvania Act 34 of 2001 to provide that a director, officer or employee who seeks indemnification must provide information and documentation to the Company supporting the indemnification claim. In addition, the Company is now permitted to advance expenses for an indemnified director, officer or employee automatically upon receipt of such person's written undertaking to repay such sums if it is later determined that he or she is not entitled to indemnification, thereby eliminating the delay that would be occasioned by the need for action by the Board of Directors.

A copy of the By-laws of the Company, as so amended and restated, has been filed as Exhibit 3.2 to this report and is incorporated herein by reference.


Item 9.01.  Financial Statements and Exhibits.

        (c)     Exhibits

Exhibit Number      Description
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3.2                 By-laws of the Company, as amended and restated.

10.35 Certified Copy of Corporate Resolutions of the Company, dated October 27, 2004, authorizing and setting forth the terms and conditions of the Company's Early Retirement Program.

99.1 Press release dated November 1, 2004 issued by the Company regarding, among other things, retirement of President and COO, Philip B. Fleck, and certain other organizational changes.

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                            ARROW INTERNATIONAL, INC.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         ARROW INTERNATIONAL, INC.




Date: November 2, 2004                   By:    /s/ Frederick J. Hirt
                                                --------------------------------

                                                Frederick J. Hirt
                                                Chief Financial Officer and
                                                Senior Vice President-Finance
                                                (Principal Financial Officer and
                                                Chief Accounting Officer)

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                                  EXHIBIT INDEX


EXHIBIT      DESCRIPTION
NUMBER       OF EXHIBIT                                       METHOD OF FILING
------       ----------                                       ----------------

3.2          By-laws of the Company, as amended and          Furnished herewith
             restated.

10.35        Certified Copy of Corporate Resolutions         Furnished herewith.
             of the Company, dated October 27, 2004,
             authorizing and setting forth the terms
             and conditions of the Company's Early
             Retirement Program.

99.1         Press release dated November 1, 2004            Furnished herewith.
             issued by the Company regarding, among
             other things, retirement of President and COO, Philip B. Fleck, and certain other organizational changes.